UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

Medtronic Public Limited Company

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): +353 1 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

On December 12, 2018, Medtronic Global Holdings S.C.A. (the “Company”), as borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, certain subsidiaries of Medtronic plc, an Irish public limited company (“Parent”), from time to time party thereto as designated borrowers (the “Designated Borrowers” and together with the Company, the “Borrowers”), Medtronic, Inc., a Minnesota corporation (“Medtronic”), and Parent, as guarantors, the lenders from time to time party thereto and Bank of America N.A., as administrative agent. The Credit Agreement replaces the Amended and Restated Credit Agreement dated as of November 7, 2014 and effective as of January 26, 2015 under which the Company and Medtronic were co-borrowers.

The Credit Agreement provides for a $3.5 billion five-year unsecured revolving credit facility, subject to two one-year extension options. The commitments are intended to be used for general corporate purposes, including to backstop the Company’s $3.5 billion commercial paper program. Parent and Medtronic have guaranteed the obligations of the Borrowers under the Credit Agreement, and the Company will also guarantee the obligations of any Designated Borrower. The Credit Agreement includes a multicurrency borrowing feature for certain specified foreign currencies.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either (i) the LIBO Rate (as defined in the Credit Agreement) plus a margin of between 0.500% to 1.125% based on the Company’s long-term debt ratings or (ii) the Alternate Base Rate (as defined in the Credit Agreement) plus a margin of between 0.000% to 0.125% based on the Company’s long-term debt ratings. In addition, a ratings-based commitment fee will accrue at a rate between 0.045% and 0.110% per annum on the unused commitments.

The Credit Agreement contains customary representations, warranties, conditions precedent, events of default and affirmative and negative covenants.

The foregoing description of the terms of the Credit Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.01 hereto and incorporated herein by reference.

In the ordinary course of their respective financial services businesses, certain of the lenders and other parties to the Credit Agreement and their respective affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, hedging, foreign exchange, advisory or other financial services to the Company and its affiliates for which they have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.

Item 9.01. Exhibits.

(d) List of Exhibits

Exhibit Number	Description

10.01	Amended and Restated Credit Agreement, dated as of December 12, 2018, by and among Medtronic Global Holdings S.C.A., certain subsidiaries of Medtronic plc from time to time party thereto, Medtronic, Inc., Medtronic plc, the lenders from time to time party thereto and Bank of America N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: December 13, 2018		Karen L. Parkhill
Executive Vice President and Chief Financial Officer